Exhibit 99.1

Cyber Digital's Subsidiary, New Rochelle Telephone Files Voluntary Petition under Chapter 11

HAUPPAUGE, New York, October 13, 2008 - Cyber Digital, Inc. (OTC BB: CYBD), a developer of communications systems and a communications service provider, today announced that, as part of a restructuring initiative, it intends to reorganize the operations of its wholly-owned subsidiary, New Rochelle Telephone Corporation ("NRT"). Accordingly, NRT has filed a voluntary petition for relief under Chapter 11 of Title 11 of the U.S. Code before the U.S. Bankruptcy Court, Eastern District of New York, at Central Islip. The filing is intended to facilitate an orderly process to reorganize NRT's post-petition debts, reduce costs and buy out the position of a secured lender.

About Cyber Digital, Inc.

Cyber Digital, Inc. is a designer, software developer and manufacturer of proprietary advanced distributed digital voice switches and high-performance Internet Protocol (IP) broadband systems, such as softswitches, routers, gateways, firewalls and servers for network operators worldwide. It also provides communications services through its subsidiaries to small businesses and residential subscribers in the states of New York, New Jersey and Pennsylvania. For more information, visit www.cyberdigitalinc.com

Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" for purposes of the Private Securities Litigation Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from the events or results predicted by such statements. Investors should refer to important risk factors that could cause actual events or results to differ materially, which are discussed in greater detail in Cyber Digital's filings with Securities and Exchange Commission.

Contact:

J.C. Chatpar

investors@cyberdigitalinc.com

(631) 231-1200